Exhibit 28.2






                    STEWART INFORMATION SERVICES CORPORATION

                             DETAILS OF INVESTMENTS
                      MARCH 31, 1999 AND DECEMBER 31, 1998







                                                               MAR 31     DEC 31
                                                                1999       1998
                                                             --------   --------
                                                                 ($000 Omitted)


      Investments, at market, partially restricted:
          Short-term investments                               60,497     59,446
          U. S. Treasury and agency obligations                20,365     24,086
          Municipal bonds                                     133,778    133,533
          Mortgage-backed securities                            4,145      4,233
          Corporate bonds                                      60,907     59,796
          Equity securities                                     5,427      5,664
                                                             --------   --------

            TOTAL  INVESTMENTS                                285,119    286,758
                                                             ========   ========






NOTE: The total appears as the sum of three amounts on the balance sheet presented on page 2: (1) short-term investments, (2)`investments - statutory reserve funds' and (3)`investments - other'.